UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 1, 2025

DYNATRONICS CORP.
(Exact name of registrant as specified in its charter)

Utah	000-12697	87-0398434
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1200 Trapp Rd.
 Eagan, Minnesota, United States 55121
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (801) 568-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbols	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

Effective as of April 1, 2025 ("Commencement Date"), Bird & Cronin, LLC, a wholly-owned subsidiary of Dynatronics Corporation (the "Company"), as tenant, entered into a lease ("Lease") with Ninety-Nine Technologies, LLC, as landlord, to occupy 56,687 square-feet of the manufacturing facility located at 1200 Trapp Road, Eagan, Minnesota (the "Facility").  The initial term of the Lease begins on the Commencement Date and continues for a period of thirty-nine calendar months, subject to an option to extend the term for one additional period of 36 calendar months in accordance with the terms thereof. Under the Lease, the Company is obligated to pay annual base rent for the first year of $481,840, increasing at 4% per annum over the term of the Lease, together with its proportionate share of certain operating expenses.    The foregoing summary of the Lease is qualified in its entirety by the complete text of the Lease, a copy of which is filed herewith as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description
10.1	Lease Agreement dated effective as of April 1, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 4, 2025	DYNATRONICS CORPORATION

	By:	/s/Brian Baker
	Name:	Brian Baker
	Title:	President and Chief Executive Officer